Exhibit 10.5

ACI WORLDWIDE, INC.

LTIP Performance Shares Agreement

(2005 Equity and Performance Incentive Plan)

(Amended by the Stockholders July 24, 2007)

This LTIP Performance Shares Agreement (this “Agreement”) is made as of                    between ACI Worldwide, Inc., a Delaware corporation (the “Corporation”) and                                          , an employee of the Corporation or its Subsidiaries (the “Grantee”).

WHEREAS, the Board of Directors of the Corporation has duly adopted, and the stockholders of the Corporation have approved, the 2005 Equity and Performance Incentive Plan, as amended (the “Plan”), which authorizes the Corporation to grant to eligible individuals performance shares, each such performance share being equal in value to one share of the Corporation’s common stock, par value of $0.005 per share (the “Common Shares”); and

WHEREAS, the Board of Directors of the Corporation has determined that it is desirable and in the best interests of the Corporation and its stockholders to approve a long-term incentive plan in 2005 and, in connection therewith, to grant the Grantee a certain number of performance shares, in order to provide the Grantee with an incentive to advance the interests of the Corporation, all according to the terms and conditions set forth herein and in the Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

1.                                       Grant of Performance Shares.

(a)                                  Subject to the terms of the Plan, the Corporation hereby grants to the Grantee                             performance shares (the “Performance Shares”), payment of which depends on the Corporation’s performance as set forth in this Agreement and in the Statement of Performance Goals (the “Statement of Performance Goals”) approved by the Compensation Committee of the Corporation’s Board of Directors (the “Committee”).

(b)                                 The Grantee’s right to receive all or any portion of the Performance Shares will be contingent upon the achievement of certain management objectives (the “Management Objectives”), as set forth in the Statement of Performance Goals.  The achievement of the Management Objectives will be measured during the period from                                  through                                          (the “Performance Period”).

(c)                                  The Management Objectives for the Performance Period will be based on Revenue (as defined in the Statement of Performance Goals) (“Revenue”), Earnings per Share (as defined in the Statement of Performance Goals (“EPS”) and Backlog (as defined in the Statement of Performance Goals) (“Backlog”).  Each of the Management Objectives will be weighted as follows:

(i)                                     forty percent (40%) of the total number of Performance Shares will be based on Revenue (the “Revenue Performance Shares”);

(ii)                                  forty percent (40%) of the total number of Performance Shares will be based on EPS (the “EPS Performance Shares”); and

(iii)                               twenty percent (20%) of the total number of Performance Shares will be based on Backlog (the “Backlog Performance Shares”).

2.                                       Earning of Performance Shares.

(a)                                  Initial Hurdle.  Notwithstanding anything to the contrary contained in this Agreement or in the Statement of Performance Goals, in no event shall any Performance Shares become earned if upon the conclusion of the Performance Period actual performance relating to EPS is below threshold level as set forth in the Performance Matrix contained in the Statement of Performance Goals.

(b)                                 The Revenue Performance Shares.

(i)                                     If, upon the conclusion of the Performance Period, Revenue falls below the threshold level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, none of the Revenue Performance Shares shall become earned.

(ii)                                  If, upon the conclusion of the Performance Period, Revenue equals or exceeds the threshold level, but is less than the 100% target level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, a proportionate number of the Revenue Performance Shares shall become earned, as determined by mathematical interpolation and rounded up to the nearest whole share.

(iii)                               If, upon the conclusion of the Performance Period, Revenue equals or exceeds the 100% target level, but is less than the maximum level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, a proportionate number of the Revenue Performance Shares shall become earned, as determined by mathematical interpolation and rounded up to the nearest whole share.

(iv)                              If, upon the conclusion of the Performance Period, Revenue equals or exceeds the maximum level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, 150% of the Revenue Performance Shares shall become earned.

(c)                                  The EPS Performance Shares.

(i)                                     If, upon the conclusion of the Performance Period, EPS falls below the threshold level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, none of the EPS Performance Shares shall become earned.

(ii)                                  If, upon the conclusion of the Performance Period, EPS equals or exceeds the threshold level, but is less than the 100% target level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, a proportionate number of the EPS Performance Shares shall become earned, as determined by mathematical interpolation and rounded up to the nearest whole share.

(iii)                               If, upon the conclusion of the Performance Period, EPS equals or exceeds the 100% target level, but is less than the maximum level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, a proportionate number of the EPS Performance Shares shall become earned, as determined by mathematical interpolation and rounded up to the nearest whole share.

(iv)                              If, upon the conclusion of the Performance Period, EPS equals or exceeds the maximum level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, 150% of the EPS Performance Shares shall become earned.

(d)                                 The Backlog Performance Shares.

(i)                                     If, upon the conclusion of the Performance Period, Backlog falls below the threshold level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, none of the Backlog Performance Shares shall become earned.

(ii)                                  If, upon the conclusion of the Performance Period, Backlog equals or exceeds the threshold level, but is less than the 100% target level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, a proportionate number of the Backlog Performance Shares shall become earned, as determined by mathematical interpolation and rounded up to the nearest whole share.

(iii)                               If, upon the conclusion of the Performance Period, Backlog equals or exceeds the 100% target level, but is less than the maximum level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, a proportionate number of the Backlog Performance Shares shall become earned, as determined by mathematical interpolation and rounded up to the nearest whole share.

(iv)                              If, upon the conclusion of the Performance Period, Backlog equals or exceeds the maximum level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, 150% of the Backlog Performance Shares shall become earned.

(e)                                  Modification.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, the manner in which it conducts business or other events or circumstances render the Management Objectives to be unsuitable, the Committee may modify such Management Objectives or the related levels of achievement, in whole or in part, as the Committee deems appropriate; provided, however, that no such action may result in the loss of the otherwise available exemption of the award under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

(f)                                    Conditions; Determination of Earned Award.  Except as otherwise provided herein, the Grantee’s right to receive any Performance Shares is contingent upon his or her remaining in the continuous employ of the Corporation or a Subsidiary through the end of the Performance Period.  For purposes of this Agreement, the continuous employ of the Grantee shall not be considered interrupted or terminated in the case of transfers between locations of the Corporation and its Subsidiaries.  Following the Performance Period, the Committee (or the independent members of the Board of Directors) shall certify that the Management Objectives have been satisfied and shall determine the number of Performance Shares that shall have become earned hereunder.  In all circumstances, the Committee (or the independent members of the Board of Directors) shall have the ability and authority to reduce, but not increase, the amount of Performance Shares that become earned hereunder.

3.                                       Change in Control.  If a Change in Control (as defined in Exhibit A) occurs following completion of the first full fiscal quarter of the Performance Period but before the payment of the Performance Shares as set forth in Section 7 below, the Corporation shall pay to the Grantee, as soon as practicable following the Change in Control, a number of Performance Shares equal to (i) the number of Performance Shares to which the Grantee would have been entitled under Section 2 above based on the performance of the Corporation during the full fiscal quarters completed during the Performance Period until the date of the Change in Control (and annualized based on the completed fiscal quarters for any partial years during the Performance Period), multiplied by (ii) a fraction, the numerator of which is the number of full fiscal quarters completed during the Performance Period until the date of the Change in Control and the denominator of which is 12.

4.                                       Retirement, Disability, Death or Termination without Cause.  If the Grantee’s employment with the Corporation or a Subsidiary terminates following completion of the first full fiscal quarter of the Performance Period but before the payment of the Performance Shares as set forth in Section 7 below due to (a) the Grantee’s retirement approved by the Corporation, (b) Disability, (c) death or (d) a termination by the Corporation without cause, the Corporation shall pay to the Grantee or his or her executor or administrator, as the case may be, as soon as practicable following such termination of employment, a number of Performance Shares equal to (i) the number of Performance Shares to which the Grantee would have been entitled under Section 2 above based on the performance of the Corporation during the full fiscal quarters completed during the Performance Period until the date of termination (and annualized based on the completed fiscal quarters for any partial years during the Performance Period), multiplied by (ii) a fraction, the numerator of which is the number of full fiscal quarters the Grantee was employed during the Performance Period and the denominator of which is 12.  For purposes of this Agreement, “Disability” means the Grantee’s permanent and total disability as defined in Section 22(e)(3) of the Code.

5.                                       Other Termination.  If the Grantee’s employment with the Corporation or a Subsidiary terminates before the payment of the Performance Shares as provided in Section 7 hereof for any reason other than as set forth in Section 4 above, the Performance Shares will be forfeited.

6.                                       Leaves of Absence.  If the Grantee was on short-term disability, long-term disability or unpaid leave of absence approved by the Corporation for more than 30 calendar days during any fiscal quarter during the Performance Period, the number of Performance Shares earned by the Grantee will be reduced such that the Grantee will only be entitled to (i) the number of Performance Shares to which the Grantee would have been entitled under Section 2 above based on the performance of the Corporation during the Performance Period, multiplied by (ii) a fraction, the numerator of which is the number of fiscal quarters the Grantee was employed during the Performance Period (excluding any fiscal quarters during which the Grantee was on a leave of absence for more than 30 calendar days) and the denominator of which is 12.

7.                                       Payment of Performance Shares.  Payment of any Performance Shares that become earned as set forth herein will be made in the form of Common Shares.  Except as otherwise provided in Sections 3 and 4, payment will be made as soon as practicable after the receipt of audited financial statements of the Corporation relating to the last fiscal year of the Performance Period and the determination by the Committee (or the independent members of the Board of Directors) of the level of attainment of the Management Objectives, but in no event shall such payment occur after                      .  Performance Shares will be forfeited if they are not earned at the end of the Performance Period and, except as otherwise provided in this Agreement, if the Grantee ceases to be employed by the Corporation or a Subsidiary at any time prior to such shares becoming earned.  To the extent that the Corporation or any Subsidiary is required to withhold any federal, state, local or foreign tax in connection with the payment of earned Performance Shares pursuant to this Agreement, it shall be a condition to the receipt of such Performance Shares that the Grantee make arrangements satisfactory to the Corporation or such Subsidiary for payment of such taxes required to be withheld.  This tax withholding obligation shall be satisfied by the Corporation withholding Performance Shares otherwise payable pursuant to this award.

8.                                       Cash Dividends.  Cash dividends on the Performance Shares covered by this Agreement shall be sequestered by the Corporation from and after the Date of Grant until such time as any of such Performance Shares become earned in accordance with this Agreement, whereupon such dividends shall be converted into a number of Common Shares (based on the Market Value per Share on the date such Performance Shares become earned) to the extent such dividends are attributable to Performance Shares that have become earned.  To the extent that Performance Shares covered by this Agreement are forfeited, all of the dividends sequestered with respect to such Performance Shares shall also be forfeited.  No interest shall be payable with respect to any such dividends.

9.                                       Non-Assignability.  The Performance Shares and the Common Shares subject to this grant of Performance Shares are personal to the Grantee and may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee until they become earned as provided in this Agreement; provided, however, that the Grantee’s rights with respect to such Performance Shares and Common Shares may be transferred by will or pursuant to the laws of descent and distribution.  Any purported transfer or encumbrance in violation of the provisions of this Section 9, shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Performance Shares or Common Shares.

10.                                 Adjustments.  In the event of any change in the number of Common Shares by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, or in the event of a stock dividend, stock split, or distribution to shareholders (other than normal cash dividends), the Committee shall adjust the number and class of shares subject to outstanding Performance Shares and other value determinations applicable to outstanding Performance Shares.  No adjustment provided for in this Section 10 shall require the Corporation to issue any fractional share.

11.                                 Compliance with Section 409A of the Code.  To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Grantee.  This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Corporation without the consent of the Grantee).  In particular, to the extent the Grantee has a right to receive payment pursuant to Sections 3 or 4 and the event triggering the right to payment does not constitute a permitted distribution event under Section 409A(a)(2) of the Code, then notwithstanding anything to the contrary in Sections 3, 4 or 7 above, issuance of the Common Shares will be made, to the extent necessary to comply with Section 409A of the Code, to the Grantee on the earlier of (a) the Grantee’s “separation from service” with the Corporation (determined in accordance with Section 409A); provided, however, that if the Grantee is a “specified employee” (within the meaning of Section 409A), the Grantee’s date of issuance of the Common Shares shall be the date that is six months after the date of the Grantee’s separation of service with the Corporation; (b) the date the payment would otherwise occur under this Agreement; or (c) the Grantee’s death.  Reference to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

12.                                 Miscellaneous.

(a)                                  The contents of this Agreement are subject in all respects to the terms and conditions of the Plan as approved by the Board of Directors and the stockholders of the Corporation, which are controlling.  The interpretation and construction by the Board of Directors and/or the Committee of any provision of the Plan or this Agreement shall be final and conclusive upon the Grantee, the Grantee’s estate, executor, administrator, beneficiaries, personal representative and guardian and the Corporation and its successors and assigns.  Unless otherwise indicated, the capitalized terms used in this Agreement shall have the same meanings as set forth in the Plan.

(b)                                 The grant of the Performance Shares is discretionary and will not be considered to be an employment contract or a part of the Grantee’s terms and conditions of employment or of the Grantee’s salary or compensation.  The Grantee’s acceptance of this grant constitutes the Grantee’s consent to the transfer of data and information from non-U.S. entities related to the Corporation concerning or arising out of this grant to the Corporation and to entities engaged by the Corporation to provide services in connection with this grant for purposes of any applicable privacy, information or data protection laws and regulations.

(c)                                  This Agreement, and the terms and conditions of the Plan, shall bind, and inure to the benefit of the Grantee, the Grantee’s estate, executor, administrator, beneficiaries, personal representative and guardian and the Corporation and its successors and assigns.

(d)                                 This Agreement shall be governed by the laws of the State of Delaware (but not including the choice of law rules thereof).

(e)                                  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto.  The terms and conditions of this Agreement may not be modified, amended or waived, except by an instrument in writing signed by a duly authorized executive officer at the Corporation.  Notwithstanding the foregoing, no amendment shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s consent.

13.                                 Notices.  All notices under this Agreement to the Corporation must be delivered personally or mailed to the Corporation at its principal office, addressed to the attention of Stock Plan Administration.  The Corporation’s address may be changed at any time by written notice of such change to the Grantee.  Also, all notices under this Agreement to the Grantee will be delivered personally or mailed to the Grantee at his or her address as shown from time to time in the Corporation’s records.

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have duly executed this Performance Shares Agreement, or caused this Performance Shares Agreement to be duly executed on their behalf, as of the day and year first above written.

ACI Worldwide, Inc.:		Grantee:

By:		By:
	Philip G. Heasley, CEO and President		<Name>

ADDRESS FOR NOTICE TO GRANTEE:

Number Street Apt.

City State Zip Code

SS# Hire Date

DESIGNATED BENEFICIARY:

Please Print Last Name, First Name MI

Beneficiary’s Street Address

City State Zip Code

Beneficiary’s Social Security Number

I understand that in the event of my death, the above named beneficiary will receive Performance Shares to which I am entitled upon my death, if any, as determined in accordance with the terms of my Agreement.  If the beneficiary herein-named does not survive me, these Performance Shares will become the property of my estate.  This beneficiary designation supersedes any prior and inconsistent beneficiary designation and does NOT apply to Performance Shares paid to me pursuant to the terms of my Performance Shares Agreement prior to my death.

SIGNATURE DATE

After completing this page, please make a copy for your records and return it to Stock Plan Administration, ACI Worldwide, Inc., 224 South 108th Avenue, Omaha, NE 68154

2005 Equity and Performance Incentive Plan, as amended - US Performance Shares Agreement

<Number> Shares                                                                                                                                <Date>

Exhibit A

For purposes of this Agreement, “Change in Control” means:

(a)                                  Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 1(d), the following acquisitions shall not constitute a Change in Control:  (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with the provisions of  (c)(A), (c)(B) and (c)(C) set forth below;

(b)                                 Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)                                  Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including,

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without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)                                 Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

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